EXHIBIT 10.4
                           DISTRIBUTION AGREEMENT
                   REALITY INTERACTIVE AND FUTUREMEDIA PLC

________________________________________________________________________________

THIS AGREEMENT is  made on July  12, 1996

BETWEEN Reality Interactive, Inc. a public company, incorporated in Minnesota and having its registered office at 11200 West 78th Street, Suite 300, Eden Prairie MN 55344 and whose principal place of business is at 11200 West 78th Street, Suite 300, Eden Prairie MN 55344 (the "Company"), which expression where the context so requires shall include its successors and assigns,

AND Futuremedia PLC, a public company registered in England and having its registered office at Media House, Arundel Road, Walberton, Arundel, West Sussex, BN18 0QP, and whose principal place of business is at Media House, Arundel Road, Walberton, Arundel, West Sussex, BN18 0QP (the "Distributor"),

WHEREBY IT IS AGREED as follows:

1   APPOINTMENT

    The Company hereby appoints the Distributor (and the Distributor hereby accepts the appointment) as its non-exclusive distributor in the territory described in Schedule A hereto (the "Territory") for the promotion, marketing and distribution of the products more particularly described in Schedule B-1 hereto (the "Products"). Distributor shall have the right to name and license resellers to distribute the Products as long as Distributor and such reseller execute a distribution agreement in substantially the same form as this Agreement.

    If Distributor meets the revenue targets more particularly described in Schedule G hereto (the Distributor Discount Schedule), Distributor can convert its nonexclusive appointment into an exclusive appointment for calendar year 1997. If such revenue targets are not met by Distributor then the appointment for calendar year 1997 shall remain as a nonexclusive appointment subject to termination in accordance with Clauses 2, 7 or 11.

    Localization issues, if any, shall be covered in Schedule B-2.

2   PERIOD

    Subject to the terms and conditions of the Agreement, this Agreement shall
    continue in force until December 31, 1997   from the Effective Date of this
    Agreement but subject to earlier termination in accordance with Clause 7 or Clause 11.

    This Agreement shall automatically continue after the end of the said initial period for successive annual terms provided the parties agree to an annual revision of the Business Plan attached as Schedule C on or before December 31 preceding the renewal term, unless terminated by either party by giving to the other not less than six months prior notice to expire at the end of the said initial period or prior to the expiration of any subsequent annual renewal term.

3   DISTRIBUTOR'S OBLIGATIONS

    The Distributor agrees with the Company:


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    (a) To use its reasonable endeavours to promote, market and distribute the
    Products in the Territory as part of the Distributor's range of interactive multimedia products as more particularly described in the Business Plan attached as Schedule C:

         (i) To devote sufficient time, energy and expertise to market, supply, deliver, install, set-up, commission, instruct customers in the use of, provide contractual field support, warranties and help-line facilities for the Products;

         (ii) To permit an audit of all records relating to revenues and collections derived from the sale of Products;

         (iii) Not to undertake representation of any software system which may be competitive to or dilute efforts in the marketing etc of the Products..

    (b) To give the Company, upon the signing of this Agreement and calendar monthly thereafter during the term of this Agreement, (1) a written but non-binding forecast outlining the quantities of Products that the Distributor proposes to sell during the next calendar month in the format attached as Schedule D-1; (2) a written but non-binding forecast outlining the quantities of Products that the Distributor proposes to sell during the next 6 months in the format attached as Schedule D-2; and (3) a written marketing report outlining Distributor's activities in the preceding month and proposed activities for the subsequent month as well as other relevant marketing information in the format attached as Schedule D-3. .

    (c) To supply the Products at prices agreed with the Company, and to pay a royalty based on a percentage of sales revenues received by the Distributor as detailed in the Business Plan attached as Schedule C.

    (d) Not in any manner to pledge the credit of the Company or to receive any money on behalf of the Company and not to make any warranty or other representation regarding the Products other than as authorised by the Company in writing from time to time.

    (e) Upon the termination of this Agreement for any reason to return to the Company and at the cost of the Distributor all materials supplied to the Distributor by the Company relating to the Products including all magnetic and optical materials embodying or containing the Products, and all documentation forming part of or relating to or concerning the Products, except that the Distributor shall be able to retail stocks of Products then held or on order together with related documentation.

    (f) Not to modify, amend or in any other way interfere with the Products or any names, notices or copyright marks which may appear therein except as may be required to correct errors which may appear in the textual material associated with or forming a part of the Products from time to time, and in the event such an alteration is made to notify the Company of the alteration promptly.

    (g) To co-operate with the Company or its nominees in the instruction and training of the employees of the Distributor in connection with (i) the procedures necessary to enable them to comply with the requirements of this Agreement, and (ii) the operation and use of the Products. Distributor shall be required, at its own expense, to have a person responsible for customer support attend training on Company's Products for the purposes of performing customer support. What constitutes "training" for this Clause shall be agreed to between the parties.

    (h) Not without written authority from the Company to copy or reproduce the Products or any part thereof and upon the termination of this Agreement to return to the Company and at cost of the Company all brochures, pamphlets and materials supplied to the Distributor by the Company relating to the Products.


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


    (i) Not to modify, amend or in any other way interfere with the Products or any names, notices or copyright marks which may appear thereon except as may be required to correct errors which may appear in the textual material associated with or forming a part of the Products from time to time, and in the event such alteration is made to notify the Company of the alteration promptly.

    (j) To supply the Company with reseller and customer information as reasonably requested by the Company including a complete list of registered customers with all essential contact information.

    (k) To be responsible for and obtain any license, permits or other such legal or regulatory requirements for importing the Products into the Territory.

4   COMPANY'S OBLIGATIONS

    The Company agrees with the Distributor:

    (a) To supply the Distributor with such information, know-how and technical data concerned with the Products as is reasonably necessary or appropriate, in the opinion of the Company, to the Distributor's activities in supplying the Products in the Territory and which shall come into the Company's possession or control and which the Company is free to disclose.

    (b) In the Company's sole discretion, to make its sales and technical support personnel (or those of its nominees) available to the Distributor by telephone or otherwise.

    (c) To give serious consideration to any modifications to the Products suggested by the Distributor without being under any obligation to incorporate any such modifications into the Products.

    (d) To supply the Distributor with examples in English of publicity materials, catalogues and price lists available to the Company from time to time as the Distributor shall reasonably require and the Distributor shall be entitled to reproduce the same or parts thereof in its own publicity and other materials.

    (e) Upon termination of this Agreement for any reason, the Company shall if so required by the Distributor fulfill any orders for the Product from the Distributor outstanding at the date of termination.

5   SHIPPING, CUSTOMS, TITLE, LIMITATION, WARRANTIES

    (a) Risk of loss or damage to the Products shall pass to the Distributor upon delivery to the carrier as specified by Distributor. Company will not ship orders without Distributor's delivery and carrier instructions. Distributor shall be responsible for cost of shipping any ordered Products. Order procedures, payment procedures and payment terms shall be more particularly described in Schedule

    (b) The Company hereby excludes to the maximum extent permitted by law any liability arising in tort, contract or otherwise for:

         (i) Consequential loss or damage caused by or arising out of the use of the Products or occurring in respect of the Products;

         (ii) Loss, injury or damage due to fair wear and tear, or to negligent or improper installation, use, maintenance, storage or handling of the Products on the part of any person, firm or company other than the Company and its employees.

    (c) Under no circumstances shall either party be liable to the other for any damages in excess of the aggregate amount of purchases that have exchanged between the parties under this Agreement.


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


    (d) Company authorises Distributor to pass through to its customers the standard warranties as set forth in its standard license agreement attached as Schedule E. All such warranty claims shall be made promptly in writing and shall state the nature and details of the claim, the date the cause of the claim was first observed and the registration number of the Products concerned. All such warranty claims must be received by Company not later than 15 days after the expiration of the warranty period for such customer as provided to customer in Company's standard license Agreement. Company shall have no obligations to Distributor or Distributor's resellers or customers under this Clause if (1) the Products have not been properly installed, used or maintained in accordance with Company's product documentation; (2) the Products have been modified in any manner or are used or combined with other products not supplied by Company and without the prior written consent of Company; or (3) The Products have been distributed to a customer with any warranties or representations oral or written, made by Distributor beyond those expressly set forth in Company's standard license agreement (Schedule E).

    e. THE WARRANTIES SET FORTH IN THIS CLAUSE AND IN COMPANY'S STANDARD LICENSE AGREEMENT, SCHEDULE E ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY COMPANY, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF COMPANY ARISING OUT OF OR IN CONNECTION WITH THE DISTRIBUTION, USE, REPAIR OR PERFORMANCE OF THE PRODUCTS.

    (f) THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR COMPANY'S LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE OR PRODUCTS LIABILITY) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT AND ALL OTHER PERFORMANCE BY COMPANY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN COMPANY'S STANDARD LICENSE AGREEMENT , ATTACHED HERETO AS SCHEDULE E.

    6    INTELLECTUAL PROPERTY RIGHTS

    (a) The Distributor shall have no right, title or interest in any patent related to the Products or any trade mark or name used in connection with the Products, or the copyright in the Products or in any drawing, specification or other document relating to the Products except as provided in this Agreement and the Distributor agrees to enter into at the Company's expense such license agreements in respect of such rights and interest as the Company may reasonably request from time to time, and to cease any and all use of such rights upon termination of this Agreement whatever the cause or reason for such termination, except to the extent necessary to enable the Distributor to dispose of any stocks of Products then remaining or on order.

    (b) The Company warrants the Company has all necessary rights to enable the Company to enter into this Agreement and to grant to the Distributor the distribution and other rights contained in this Agreement.

    (c) The Company has no actual knowledge of any present claim by any third party that the Products infringe any patents, registered designs, trade marks, copyright or similar rights existing or registered in any of the countries in the Territory.

7   TERMINATION

    (a) This Agreement shall terminate upon expiry of any notice given under Clause 2.


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


    (b) Without prejudice to any other remedy that may be available for the breach or nonperformance of any of the obligations herein contained, either party shall be entitled immediately to terminate this Agreement forthwith without compensation by notice to the other if the other shall:

         (i) Commit a breach of any of its obligations hereunder and shall not remedy such breach (if the same is capable of remedy) within thirty
         (30) days of being required to do so by notice;

         (ii) Pass a resolution, or have an order made, for its winding-up (except for the purpose of and followed by an amalgamation or reconstruction).

8   FORCE MAJEURE

    The Company shall not be liable to the Distributor for any loss or damage which may be suffered by the Distributor as a direct or indirect result of the supply of the Products by the Company being prevented, hindered or delayed, and the Distributor shall not be liable to the Company in respect of any delay or failure by the Distributor in carrying out any of its obligations hereunder, in either case by reason of war, riot, civil disturbance, act of God, strike, lock-out, trade dispute or labour disturbance, accident, breakdown of plant or machinery, fire, flood, difficulty in obtaining workmen, materials or transport or any other circumstances whatsoever outside the control of the party concerned.

9   MISCELLANEOUS

    (a) This Agreement is personal to the Distributor who shall not assign or transfer to any other person, form or company any of its rights or obligations hereunder.

    (b) Each of the parties hereto is an independent contractor and nothing herein contained shall be deemed to create a partnership, joint venture or the relationship of principal and agent, between the parties.

10  WAIVER

    The failure by either party to require strict performance by the other of any provision hereof shall not waive or diminish the right of that party to require strict performance of the provision thereafter nor shall any such failure waive or diminish the right of the party to require strict performance of any other provision hereof.

11  ALTERATIONS

    If any governmental or other authority (including without limitation the Commission of the European Communities)(hereinafter together called the "Authority") requires any alteration (hereinafter called the "Alteration") to be made to this Agreement or to any agreement made under this Agreement as a condition of granting approval, clearance or exemption of this Agreement or to any agreement made under this Agreement, then the parties hereto shall within one month of both parties having notice of the Alteration confer together for the purpose of making the Alteration and any other alteration, change or other action which they consider necessary (hereinafter called the "Consequential Alterations"). In the event that either party shall not agree to the Alteration or the Consequential Alterations within two months from the date on which both parties had notice of the Alteration, then either party shall be entitled to terminate this Agreement or any agreement made under this Agreement by giving not less than one month's notice to the other party.


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12  ENTIRETY OF AGREEMENT

    Except as provided in this Agreement and Schedules A to G inclusive hereto embody the entire understanding between the parties with respect to the distribution of the Products in the Territory to the entire exclusion of:

    (a) Any term or conditions appearing on or referred to in the Distributor's orders or the Company's acknowledgment thereof.

    (b) Any prior understanding, agreement, representation, warranty or dealing by or between the parties in such respect.

    The parties hereby confirm that there is no agreement, expressed or implied, which is in contradiction to this Agreement. No modification or addition to this Agreement shall be binding unless made in writing and signed on behalf of each party hereto by a duly authorised representative.

13  CONFIDENTIALITY

    The Distributor shall at all times during the continuance of this Agreement and after its termination:

    (a) Use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person.

    (b) Not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement.

    (c)  Any Restricted Information may be disclosed by the Distributor to:

         (i) Any customers or prospective customers;

         (ii) Any governmental or other authority or regulatory body;

         (iii) Any employees of the Distributor or for any aforementioned persons;

         to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the Distributor using its best endeavours to ensure that the person in question keeps the same confidentiality and does not use the same except for the purposes for which the disclosure is made.

    (d) Any Restricted Information may be used by the Distributor for any purpose, or disclosed by the Distributor to any other person, to the extent only that:

         (i) It is at the date hereof, or hereafter becomes public knowledge through no fault of the Distributor (provided that in doing so the Distributor shall not disclose any Restricted Information which is not public knowledge);

         (ii) It can be shown by the Distributor, to the reasonable satisfaction of the Company, to have been known to it prior to its being disclosed by the Company to the Distributor.

    (e) In this clause Restricted Information means any information which is disclosed to the Distributor by the Company pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such).


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14  NOTICES

    (a) Any notice required or authorised to be given hereunder shall be in writing and shall be served by facsimile or first class prepaid airmail letter and shall (unless a different address is notified in writing by one party to the other by due notice under this Clause) be addressed in the case of the Company to:

         REALITY INTERACTIVE, INC.
         11200 West 78th Street, Suite 300
         Eden Prairie, MN 55344 USA
         FAX: +1 612 996 6799
         TEL: +1 612 996 6777

         marked for the attention of the Director of International Sales with a copy to the Chief Financial Officer

    And in the case of the Distributor to:

         FUTUREMEDIA PLC
         Media House, Arundel Road, Walberton, Arundel, West Sussex, BN18 0QP
         FAX: +44 1243 555020
         TEL: +44 1243 555000

         marked for the attention of the Director of Sales & Marketing with a copy to the Chief Financial Officer

    (b) Any such notice shall be deemed to be served, in the case of a facsimile, at the opening of office hours of the recipient party on the next working day of the recipient party after the day of dispatch and , in the case of first class prepaid letter, five days after the date of proved posting.

15  PROPER LAW

    The construction, validity and performance of this Agreement shall be governed by and construed in all respects by the laws of the state of Minnesota and the parties hereby submit to the nonexclusive jurisdiction of the Minnesota state or federal courts.


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                                  SCHEDULE A
                                THE TERRITORY

"Territory" shall include:

The United Kingdom and Ireland


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                                 SCHEDULE B-1
                    THE PRODUCTS AND US RETAIL PRICE LIST

"Products" shall include the following:

ISO 9000 Registration Series (5 titles) and the QS 9000 Series (4 titles) and any localized versions for the UK market


US RETAIL PRICE FOR THE PRODUCTS:

         PRODUCT NAME                       US PRICE

         ISO 9000 Series (5 CD Set)         $4,995.00

              Title 1        $   99.00
              Title 2        $1,295.00
              Title 3        $1,795.00
              Title 4        $1,795.00
              Title 5        $  895.00

         QS 9000 Series (4 CD Set)          $3,595.00

              Title 1        $  995.00
              Title 2        $  995.00
              Title 3        $  995.00
              Title 4        $  995.00

All the above US Retail Prices are in US dollars.


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                                 SCHEDULE C
                           BUSINESS PLAN CONTAINING
               DISTRIBUTOR AND ROYALTY PAYMENTS TO THE COMPANY


          FUTUREMEDIA BUSINESS PLAN OUTLINE FOR REALITY INTERACTIVE

1.  COMPANY INFORMATION

       A.  Contact information (e.g. address, phone, fax, email, website)
              1.  Key contacts between the company and Reality Interactive:

Key contact:  Mats Johansson, Director, Sales and Marketing
Phone:        44-1243-555-000
Fax:          44-1243-555-020,
Compuserve:   100444,3271
Website:           http://ourworld.compuserve.com/homepages/futuremediaplc

Mats Johannson: responsible person for the relationship
Philip Lingard, Norman Burton: strategic
John Pemberton and Alison Russell, product champions (marketing report) Clare Willington, pre-sales support (forecasts)
Caroline Rees, post-sales support (logistics of product going into customer site)


       B.  Company Background
              2.  History

Founded in 1982
NASDAQ in 1993
Multimedia production since 1982; UK distribution business started in 1987; 1992 Futuremedia took over Thorn-EMI interactive multimedia business in the UK; 800 installations of products in the UK (550 customers have purchased the SPC product); more than 50% of Ford's Q1's suppliers are Futuremedia customers; Ford approved "blanket purchase order" supplier; 30% of revenue derived from custom production and 70% of revenue from packaged sales

              2.  Structure of Organization

Two separate legal organizations: Futuremedia PLC (parent company and custom business); LaserMedia (UK) Ltd. (child of Futuremedia and focus on packaged software distribution business; functionally the business is organized and runs as one business);

Management structure:

Directors: Board Directors: Norman Burton and Philip Lingard; Mats Johannson (likely to join board); Jon Pascoe, Controller, Hilary Channing, Human Resources and Quality, Richard Bunning, Creative Director, Gary Allman, Production Manager, Ashley Hawes, Operations Manager (Logistics, MIS)

              3.  # of employees: 45 fulltime and 5 contractors (in UK)

              4.  Branches and affiliations:

Wholly owned Germany subsidiary (15 employees)


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Wholly owned Dutch subsidiary
Wholly owned American subsidiary (warehouse in Pittsburgh)
Affiliates: Italy (MT&C), Portugal (Multilaser), Denmark (IMS)
Various subdistributors and resellers in the UK
12 distributors for their products throughout world

II. FINANCIAL INFORMATION

       A.  Revenue for Last 3 year (TBD)



                   Year ending April 1996   Year ending April 1995   Year ending April 1994
Turnover in $USD   $5.5M                    $7.4M                    $5.8M

       B.  Key Changes in Financial Strategy

1994-95 was a disappointing year; 95-96 complete turn around in the UK

       C.  Banking References

Lloyd's Bank PLC, 10 East Street, Chichester, West Sussex PO19 1HJ

       D.  Accounting Firm

Ernst and Young (Southampton office), Trevor Denny (engagement partner)

       E.  Public or Private

Futuremedia is a public LTD company; on the NASDAQ: FMDAY

III. SALES
       A.  Staffing
              1.  Head Sales Manager: Mats Johannson
              2.  Organization of Sales Team
                     a.  Number: 6 salespeople: 3 major account
                         (industry-based: IT, Financial Services,
                         Manufacturing, Rest of Industry), major custom and package; and 3 package (geographically based North, South and Middle); in addition Mats, Norman and Philip do strategic sales
                     b. Richard Bunning and Ashley Hawes also originate customer contact
                            i. Indirect : Caroline Rees (looking to build aggressively)
                                   -channels: based on historical accident
                                   -looking for particular verticals and
                                       particular geographies
                                   -Health service vertical
              1.  Sales Strategies (by product) QS 9000
                     c.  Direct
                            i.  Target Customers: 3 areas: Automobile
                                manufacturers (current customers), automobile manufacturers (not current customers), public open learning centers, training and enterprise councils

Key customers: Ford, Vauxhall (GM), AVD (commercial vehicles of GM), Rolls Royce, Zetec (PCB's), Lucas, CMB (metal packaging), Jaguar, Peugeot, Toyota, Rover


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The plan is for one-off sales of QS to get sales started for September 30th revenue goals of $25k; larger sales looking to sell preconfigurations; longterm: site and enterprise licenses

Other modes of providing revenue:
rental sale: rotating library

Ford Open Learning Centers are likely target

Hardware, after sales support

The target for Reality's ISO 9000 target is Service sector; Unilever is big customer for Futuremedia and is likely target for Reality's ISO 9000 products


                   Sales Cycle (12 point sales process)
                            i.     Made contact and established need/timescale
                            ii.    Sent details and budgetary proposal
                            iii.   Customer has applied for budget
                            iv.    Product demonstrated
                            v.     formal proposal submitted
                            vi.    Budget approval confirmed
                            vii.   Key influencers involved
                            viii.  Futuremedia shortlisted
                            ix.    Spend approved
                            x.     Written confirmation is received (e.g.
                                   signed LOI)
                            xi.    Purchase Order or signed Agreement received
                            xii.   Futuremedia accepts order

                     b. Indirect Sales Channels (just starting to develop using Caroline Rees)
                            i.  Motivation and Management of Channel
                            ii. Sales Tools for Channel

              4. Sales Goals (by product; use Exhibit F-2: 6-month rolling forecast template)
                     d.  First Quarter: $25K by September 30
                     e.  1996: $100k by December 31, 1996
                     f.  1997: $250-300k for 1997

IV. MARKETING

       A.  Staffing
              1.  Marketing Manager: Mats Johannson
              2.  Organization of Marketing Team
John Pemberton (quality products and exhibits and product introduction process), Clare Willington (HR development product and pre-sales support), Alison Russell (PR and business development products), Julie MacDonald (administrative assistant)

                     a. Leads generation (mail shots and followups to targeted sectors with action)
                     b. Public relations (1 PR release per week, comprehensive PR database)
                     c. Advertising (very little; does not find that it pays; but is re-evaluating)
                     d.  Product marketing (product literature, packaging)

                     a.  Support for sales team


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
                           -proposal templates, pricing, hardware, products for
                            demonstration, mobile telephones (internet is not yet available for sales people)
                           -there is a "movement" schedule to keep track of
                            sales people's "movements"
                           -service team works with sales to generate leads and
                            help in sales process
                           -sales tools (interactive multimedia use stories,
                            demo disk)
                           -success stories, case studies

Database for all customer contacts ("Tracker")

       B.  Key Stategies and Goals
              2. Leads generation (e.g. number generated from small targeted direct mail (e.g. 1000 (250 per week for 4 weeks)), telemarketing (follow-up from direct mail), trade shows: and follow-up over the phone (repeat follow-up)(John Pemberton) and external contractors
              3. Public relations (in house)(e.g. number of press releases, number of speaking engagements, placement of quotes in key periodicals, number of articles/reviews)
              4.  Product Marketing  Schedule (Calendar)

July 1: First mailshot to be produced to all customers of LaserMedia who purchased SPC and other Ford Automotive courses

July 3-10: Telemarketing campaign to follow up mailshot, send demo disks and organise demonstration visits

July 1-8: first press release to be out by this time; identify what is required in the sales training sessions

July 9-10: Training for generic sales; distribution kits sent for by email to Randy Boyer

July 10: Updated UK/Ireland automotive suppliers database to be completed by this date for Ford and General Motors

July 17: Proposed mailshot to all non-customer Ford automotive suppliers plus TEC's , LEC's and open learning centres; Targeted campaign to obtain press coverage in relevant journals and newspapers.

July 24- August 6: Telemarketing follow-up, sending requested demo disks and making demo visit appointments for salesmen

July 31: Target to have all product literature at the printers

Mid-August: Revise marketing plan based on initial feedback; check exhibitions and roadshows that are currently taking place and analyse worthiness of involvement; Also advertising discussions, press coverage and initial feedback.

September 1: Complete customer and non-customer mailshot to all companies who have been previously contacted throughout the campaign, including product literature

September 18-30: Telemarketing follow-up to complete mailshot

October 1996: Complete review of telemarketing and mailshot campaigns to date and feedback discussions; revise marketing plan based on feedback

Public Relations Ideas for QS 9000:
a. Regular press releases at each stage of campaign especially if we are present at various Quality Exhibitions
b. Investigate cost, availability and worth of quality exhibitions to get contacts; use Reality Booth if needed
c.  Create press campaign for September periodicals on Quality


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d.  Invite people to Media House (office) for special promo/preview days on the product; provide lunch and demonstrations of the product and what it can do for a company; combine with the invitation of representations from the 3 car companies with their company cars (top of range) and have them displayed at Media House for the day;
e. Q & A session could be arranged on the benefits of the product and the importance of complying

              4.  Trade Shows and Conferences
Milia (February in Cannes), HRD (March in Birmingham), Multimedia (June in London), Technology-based Learning (August in London)plus ad hoc conferences as the need requires

                     a. Key Subject Matter trade shows (industry quality show,
                        HRD)
                     b. Key Technology trade shows (Milia, Multimedia 96)
                     c. Coordination needed with Reality (e.g. 10 foot booth,
                        promotional materials to be ordered, $ needed)(HRD 97, March 97): may need access to Reality Booth; personnel needed?
              3. Customer Success Stories (targeting different user profiles, different industries, etc.)Futuremedia wants to participate in proactive Enterprise Knowledge Center program to proactively target the "right" success stories
              4.  Seminars: ?
              5.  Internet strategies: ?
              6.  Timetable on spreadsheet

V.  ROYALTIES PAID TO REALITY

The royalty rate paid to Reality shall be based on the discount rate as described in Schedule G. Any premiums above the introductory prices shall be shared with Reality on a 50-50 basis.

VI. PRODUCT FULFILLMENT
Futuremedia will create a bill of materials for building Reality product

VII. LOCALIZATION EXPERIENCE
       A. Futuremedia's Experience: All Ford multimedia products have been localized into German, Spanish, Portuguese, Dutch; Italian, American, German and Portuguese; Hydro Aluminum products have been localized into French, Italian, German, Danish, Swedish
       B. Futuremedia's Resources: They have access to translators with technical background; translations checked by locals (and validated with local TV station from a video perspective)


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


                                SCHEDULE D-1
                       MONTHLY SALES FORECAST TEMPLATE


See attached spreadsheet templates for ISO 9000 and QS 9000 (These forecasts are due between the 10th and 20th of every month.)


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


                                SCHEDULE D-2
                           6-MONTH ROLLING FORECAST

See attached spreadsheet templates for ISO 9000 and QS 9000 (These forecasts are due between the 10th and 20th of every month.)


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


                                SCHEDULE D-3
                           MONTHLY MARKETING REPORT



(This report is due between the 10th and 20th of every month.)

KEY MARKETING EVENTS THAT HAPPENED IN PREVIOUS MONTH:

Trade Shows:

Press Releases:

Product Launches:

Public Relations Activities:



KEY MARKETING EVENTS FOR NEXT MONTH:

Planned Trade Shows:

Planned Press Releases:

Planned Product Launches:

Planned Public Relations Activities:



IMPORTANT FUTURE MARKETING ACTIVITIES (MORE THAN ONE MONTH AWAY):

Planned Trade Shows:

Planned Press Releases:

Planned Product Launches:

Planned Public Relations Activities:



Distributor Requests for Reality in the United States related to Marketing/Marketing Support:

                                 SCHEDULE E
                         STANDARD LICENSE AGREEMENT

[use Futuremedia's standard end user license agreement here]

                                 SCHEDULE F
     PURCHASE ORDER PROCEDURE, ROYALTY PAYMENTS PROCEDURE, PAYMENT TERMS,
                           COMPANY CONTACT DETAILS

PRODUCT ORDER PROCEDURES:

The following procedures will apply when ordering product from Reality
Interactive:

1. Product is ordered once every 30 days via fax to: SALES ADMINISTRATION MANAGER, REALITY INTERACTIVE, +1 (612) 996-6799 WITH A COPY TO RANDY BOYER, DIRECTOR OF INTERNATIONAL SALES VIA EMAIL); product is supplied at cost; invoices payable by Distributor within 30 days.

During the first week of every month, Distributor shall provide monthly royalty statements against which Company will invoice Futuremedia America, Inc. Futuremedia America, Inc. will settle the royalty payments within seven days of Company receiving payment from its customers (average payment is 35 days) but no more than 50 days from Futuremedia invoicing its customers. Distributor will pay for shipment and insurance.

2.  Reality Interactive's payment terms: wire transfers are preferred.

    Wire transfers to Reality Interactive can be made as follows:

    Bank:          First Bank, N.A.
                   Eden Prairie, MN  55344  USA
                   (612) 942-2847

    ABA #:         091000022

    Account #:     173100140149

3. Orders for marketing materials should be in writing and faxed or emailed to Peter Kelley, Field Communications Specialist (fax: +1 612 996 6799; email: peterk@ry.com)

REALITY INTERACTIVE CONTACT DETAILS:

Distributor should primarily communicate with Reality through the following person:

Randy Boyer, Director, International Sales

Randy Boyer's Contact Details:
Internet: RandyB@ry.com (communication via internet is preferred means)
Phone:   +1 612 996 6789
Fax:          +1 612 996 6799
Reality's Intranet: (online as of August 1, 1996 to provide significant amount of information for International Distributor)
Reality's Corporate Website: http://www.realtools.com


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


                                  SCHEDULE G
                        DISTRIBUTOR DISCOUNT SCHEDULE

The discount rate shall be (***)%. The discount rate shall be increased to (***)% for calendar year 1997 if Distributor provides $(***) of revenue to Company on or before December 31, 1996. The discount rate for 1998 shall be separately negotiated between the parties but in no event shall be less than (***)%.



*** Denotes confidential information that has been omitted from the exhibit and filed seperately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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


AS WITNESSED this Agreement has been signed on behalf of each of the parties the day and year first above written.

SIGNED for and on behalf of
REALITY INTERACTIVE, INC.


Signature:       /s/  Wesley W. Winnekins
              -----------------------------------

Name printed:         Wesley W. Winnekins
              -----------------------------------

Title:                Chief Financial Officer
              -----------------------------------

Date:                      July 12, 1996
              -----------------------------------


SIGNED for and on behalf of
FUTUREMEDIA PLC

Signature:       /s/  Philip Lingard
              -----------------------------------

Name printed:         Philip Lingard
              -----------------------------------

Title:               Operations Director
              -----------------------------------

Date:                   July 12, 1996
              -----------------------------------


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